Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT (the “Termination and Release Agreement”), dated as of May 17, 2010 (the “Effective Date”), by and between Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the party identified on the signature page hereto (the “Purchaser”). Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Registration Rights Agreement dated December 24, 2007 (the “Registration Rights Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser entered into a Securities Purchase Agreement dated December 17, 2007 that provided for the sale of shares (“Shares”)  of common stock, par value $0.0001 per share (“Common Stock”) and warrants (the “Warrant”) exercisable for  Common Stock (the “Warrant Shares,” and together with the Shares, the “Securities”), which Securities were offered and sold in a private offering by the Company to accredited investors  (collectively, the “Investors”)  that was completed on December 24, 2007 (the “Offering”);

WHEREAS, the Company’s registration obligations under the Registration Rights Agreement extinguish when all Registrable Securities (which include both the Shares and the Warrant Shares) are eligible to be transferred pursuant to Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the  Shares are currently eligible for transfer pursuant to Rule 144 of the 1933 Act;

WHEREAS, it is understood and acknowledged by the Purchaser and the Company that the Warrant currently provides for both a cash exercise and a cashless exercise (during the period the Registration Statement has not been filed pursuant to the Registration Rights Agreement) for the Warrant Shares;

WHEREAS, for purposes of Rule 144 of the 1933 Act,  the Warrant Shares issued to the Purchaser upon exercise will either be: (i) freely transferable upon a cashless exercise of the Warrant, provided the  Purchaser is not an affiliate of the Company or (ii) restricted and subject to the holding period and other requirements of Rule 144 upon a cash exercise of the Warrant;

WHEREAS, in connection with the closing of the Offering, the Company, the Purchaser and the other Investors entered into the Registration Rights Agreement, which provides for, among other actions,: (i) the Company to have filed a Registration Statement to register the Registrable Securities and for such Registration Statement to be effective by the Required Effectiveness Date; and (ii) the payment of liquidated damages (“Liquidated Damages”) plus interest on any unpaid Liquidated Damages in the event that the Company did not meet the registration requirements in Section 2 of the Registration Rights Agreement;

WHEREAS, Section 2(d) of the Registration Rights Agreement presently restricts  the Company’s ability to prepare and file a registration statement with the U.S. Securities and Exchange Commission (“SEC”) relating to an offering of equity securities until the Registration Statement for the Securities is effective;

WHEREAS, the Purchaser desires for the restriction in Section 2(d) of the Registration Statement to be of no further force and effect so that the Company will have the ability to raise additional capital in registered offerings of equity securities for the benefit of the Company and all stockholders;

WHEREAS, the Purchaser desires:(i) the immediate termination of the Registration Rights Agreement and any and all rights and obligations of the Purchaser and the Company thereunder; and (ii) to waive and release the Company and its Affiliates from the payment of any and all Liquidated Damages and accrued interest thereon, all  in accordance with the terms and conditions set forth in this Termination and Release Agreement;

WHEREAS, the Company also desires to (i) terminate the Registration Rights Agreement and any and all rights and obligations of the Purchaser and the Company thereunder and (ii) to provide the Purchaser with a release , all in accordance with the terms and conditions set forth in this Termination and Release Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Termination and Release Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

Section 1.  Termination of the Registration Rights Agreement and Waiver of Liquidated Damages.

(a)           The Company and the Purchaser hereby agrees  that as of the Effective Date none of the Purchaser, its Affiliates or any transferee of the Securities will be deemed a “Holder” for purposes of the Registration Rights Agreement and  that the “Securities” will not longer be deemed to be “Registrable Securities” under the terms of the Registration Rights Agreement.  As of and after the Effective Date, the neither the Purchaser any and of its Affiliates nor the Company any of its Affiliates will have any further right or obligation to the other after the Effective Date under the terms and conditions of the Registration Rights Agreement.  As of and after the Effective Date, the rights and obligations of each of the Company and the Purchaser to the other party under the terms and conditions of the Registration Rights Agreement shall terminate and the Registration Rights Agreement shall no longer be in effect for the Purchaser (or any “Affiliate” (as such term is defined under Rule 405 of the 1933 Act) or any future transferee) or any of its Securities at any time as of or after the Effective Date. As of and after the Effective Date, the Company hereby agrees and acknowledges that the Purchaser shall continue to have the right to a cashless and cash exercise of the Warrant until such Warrant expires.

(b)           The Purchaser hereby expressly agrees to as of the Effective Date and for all time hereafter waive the payment of any and all Liquidated Damages and accrued interest thereon that may be due and payable by the Company to the Purchaser pursuant to the terms of the Registration Rights Agreement. Neither the Company nor any Affiliate thereof shall have any further obligation for any payment of Liquidated Damages, including accrued interest thereon, or any other payment to the Purchaser or any other person or entity.

Section 2.  Release of Claims.

(a)           As of and following the Effective Date, the Purchaser, including its Affiliates, hereby irrevocably releases and forever discharges the Company, the Company’s Affiliates and their respective officers, directors, employees, stockholders, agents and representatives (collectively, the “Rexahn Released Parties”) from any and all actions, suits, debts, liens, sums of money, accounts, judgments, claims and demands whatsoever, at law or in equity, either in contract or in tort, whether known or unknown, on account of, arising out of or relating to the Registration Rights Agreement and any act or omission of any kind or character whatsoever arising thereunder of any Rexahn Released Party or any predecessor or successor thereto.

(b)           The Company, including its respective Affiliates, hereby irrevocably releases and forever discharges the Purchaser and the Purchaser’s Affiliates and its officers, directors, employees, stockholders, agents and representatives, if applicable (collectively, the “Purchaser Released Parties”) from any and all actions, suits, debts, liens, sums of money, accounts, judgments, claims and demands whatsoever, at law or in equity, either in contract or in tort, whether known or unknown, on account of, arising out of or relating to the Registration Rights Agreement and any act or omission of any kind or character whatsoever arising thereunder of any Purchaser Released Party or any predecessor or successor thereto.

(c)           The  Purchaser and the Company each covenant and agree that it shall not, and shall not permit any of their respective Affiliates to, aid or assist any other person or entity in any action, suit, claim, proceeding or demand against a Rexahn Released Party or Purchaser Released Party arising out of or related to the Registration Rights Agreement.

Section 3.  Representation and Warranties of the Company.  The Company represents and warrants to the Purchaser as of the Effective Date as follows:

(a)           The Company has all requisite corporate power and authority to enter into this Termination and Release Agreement.  The execution, delivery and performance of this Termination and Release Agreement by the Company has been duly authorized by all necessary corporate action.  This Termination and Release Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms subject to (i) the application of bankruptcy, receivership, conservatorship, reorganization, insolvency and similar laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought (the “Bankruptcy and Equity Exception”).

Section 4.  Representation and Warranties of the Purchaser.  The Purchaser, severally, represents and warrants to the Company as of the Effective Date as follows:

(a)           The Purchaser has full power, authority and the requisite capacity necessary to enter into this Termination and Release Agreement and no consent or any other approval of any other person or entity is necessary for the Purchaser to enter into this Termination and Release Agreement.  This Termination and Release Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser, enforceable against him or her in accordance with its terms subject to the Bankruptcy Exception.  The Purchaser has owned the Shares and the Warrants since the closing of the Offering and currently holds all the Warrant. The Purchaser is not an officer, director or Affiliate of the Company. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by the Company and has evaluated this Termination and Release Agreement with its own legal, tax, financial, investment,  accounting or other representatives.

Section 5.  General Provisions.

(a)           Counterparts.  This Termination and Release Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Company and the Purchaser and delivered to the other party, it being understood that the parties hereto need not sign the same counterpart.

(b)           Governing Law.  This Termination and Release Agreement shall be governed by and construed in accordance with the laws of the State of Delaware(without giving effect to choice of law principles thereof). Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Maryland, of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Termination and Release Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH OF THE COMPANY AND THE PURCHASERHERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)           Amendment.  This Termination and Release Agreement may not be amended except by an instrument in writing signed by the Company and the Purchaser.

(d)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the Company and the Purchaser to express their mutual intent, and no rules of strict construction will be applied against either party hereto.

(e)           Severability.  If any provision of this Termination and Release Agreement or the application thereof to any person or entity or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to such person or entity or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon any such determination, the Company and the Purchaser, severally, agrees to work together and negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties hereto.

(f)            Entire Agreement; Third Party Beneficiaries.  This Termination and Release Agreement constitutes the entire agreement and supersedes the Registration Rights Agreement and any and all prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto with respect to the subject matter hereof.  Nothing in this Termination and Release Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Termination and Release Agreement. Each of the Company and the Purchaser represent that the person executing this Termination and Release Agreement is authorized to execute this agreement in the name and on behalf of such party.

IN WITNESS WHEREOF, the Company and the Purchaser hereto have caused this Termination and Release Agreement to be duly executed, all as of the date first written above.

REXAHN PHARMACEUTICALS, INC.

By:
Name:
Title:

PURCHASER

Name: